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                 EXHIBIT 23.2 - CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Experts," "Summary Historical and Pro Forma Consolidated Financial Data of OSCA" and "Selected Historical Financial Data of OSCA" and to the use of our report dated February 21, 2001, in the Amended Registration Statement on Form S-4 and related Prospectus of OSCA, Inc. for the registration of 7,900,000 shares of its Class B common stock.

/s/ Ernst & Young
Indianapolis, Indiana
August 28, 2001